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                                                                         EXHIBIT

CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

P. H. Glatfelter Company:

We hereby consent to the incorporation by reference in the Registration Statement of P. H. Glatfelter Company on Form S-8 (Registration No. 33-53338) of our report dated February 18, 1994 on the financial statements of the P. H. Glatfelter Company Stock Purchase Plan for Hourly Employees - Ecusta Division (the "Plan"), appearing in the Annual Report of the Plan on Form 11-K for the year ended December 31, 1993.


/s/ DELOITTE & TOUCHE

Philadelphia, Pennsylvania
February 18, 1994